EXHIBIT 99.1

FOR FURTHER INFORMATION:	Stephanie Slavin	(713) 497-6983
	Dennis Barber	(713) 497-3042

FOR IMMEDIATE RELEASE:	November 3, 2004

Reliant Energy Reports Third Quarter Results and Reiterates 2004 Outlook

HOUSTON, TX – Reliant Energy, Inc. (NYSE: RRI) reported income from continuing operations of $120 million, or $0.37 per diluted share, for the third quarter of 2004, compared to a loss from continuing operations of $790 million, or $2.68 per diluted share, for the same period of 2003. Excluding the items detailed in the table below, the adjusted income from continuing operations for the third quarter of 2004 would have been $149 million, or $0.45 per diluted share, compared to an adjusted income from continuing operations of $253 million, or $0.86 per diluted share for the same period of 2003.

“Third quarter results were consistent with the outlook provided earlier this year,” said Joel Staff, chairman and chief executive officer. “The retail business continues to expand its customer base, and we are encouraged by continued movement toward competitive markets outside of Texas,” Staff added. “On October 30, the Seward power plant achieved commercial operation status, marking the completion of our final new construction project.”

Income (Loss) Per Share From Continuing Operations

	Third Quarter		Nine Months Ended September 30,
	2004	2003	2004	2003
Adjusted income from continuing operations	$0.45	$0.86	$0.33	$0.68
Gains recorded prior to 2003 that were realized/collected (EITF No. 02-03)	—	(0.04)	(0.03)	(0.11)
Changes in California-related receivables and reserves (including interest)	0.01	—	0.08	0.19
Non-trading unrealized energy derivative losses	(0.10)	—	(0.21)	(0.07)
Gain on sale of Enron claim	0.06	—	0.06	—
FERC settlement in October 2003 and adjustment in 2004	(0.02)	(0.08)	(0.03)	(0.08)
Accrual for payment to CenterPoint Energy	—	—	—	(0.10)
Severance and restructuring costs	(0.02)	(0.03)	(0.08)	(0.07)
Goodwill impairment	—	(3.35)	—	(3.36)
Equipment impairment related to turbines and generators	—	—	(0.03)	—
Accelerated depreciation on retired generation assets	—	(0.03)	(0.03)	(0.03)
Net loss from Liberty (see note (d) page 8)	(0.01)	(0.01)	(0.04)	(0.03)

Income (loss) from continuing operations (on GAAP basis)	$0.37	($2.68)	$0.02	($2.98)

FINANCIAL REVIEW

Reliant Energy, Inc. uses contribution margin to evaluate performance of its two business segments, Retail and Wholesale. Contribution margin is gross margin less (a) accrual for payment to CenterPoint Energy, (b) operation and maintenance, (c) selling and marketing and (d) bad debt.

RETAIL

Retail contribution margin was $209 million in the third quarter of 2004, compared to $408 million in the same period of 2003. Excluding the items in the table below, retail contribution margin would have been $296 million in the third quarter of 2004, compared to $430 million in 2003. The reduction was primarily the result of lower gross margin.

Retail contribution margin was $405 million for the first nine months of 2004, compared to $593 million for the same period of 2003. Excluding the items in the table below, retail contribution margin would have been $573 million for the first nine months of 2004, compared to $700 million in 2003. The reduction was primarily the result of lower gross margin.

Retail Contribution Margin

	Third Quarter		Nine Months Ended September 30,
($ millions)	2004	2003	2004	2003
Adjusted contribution margin	$296	$430	$573	$700
Gross margin: gains recorded prior to 2003 that were realized/collected (EITF No. 02-03)	1	(19)	(16)	(50)
Gross margin: non-trading unrealized energy derivative losses	(87)	(1)	(143)	(8)
Accrual for payment to CenterPoint Energy	—	—	(2)	(47)
Severance and restructuring adjustments	(1)	(2)	(7)	(2)

Contribution margin	$209	$408	$405	$593

Gross Margin

Retail gross margin was $312 million in the third quarter of 2004, compared to $524 million in the same period of 2003. Excluding the gross margin items in the table above, retail gross margin would have been $398 million in the third quarter of 2004, compared to $544 million in 2003. The reduction in adjusted gross margin resulted primarily from reduced benefits from favorable hedges, a decline in price-to-beat volumes sold to small commercial customers and lower margins from commercial and industrial non-price-to-beat customers. In addition, market usage adjustments, which are revised estimates for electric sales and supply costs related to prior periods, reduced gross margin by $13 million in the third quarter of 2004 and increased gross margin by $25 million in the third quarter of 2003. The reduction in adjusted gross margin was partially offset by an increase in the number of non-price-to-beat residential customers as well as higher sales volumes to non-price-to-beat commercial, industrial and institutional customers.

Retail gross margin was $681 million for the first nine months of 2004, compared to $958 million for the same period of 2003. Excluding the gross margin items in the table above, retail gross margin would have been $840 million for the first nine months of 2004, compared to $1,016 million in 2003. The decline was due to the factors discussed above as well as lower price-to-beat volumes to residential customers, primarily due to milder weather. Market usage adjustments affected both periods, reducing gross margin by $10 million in the first nine months of 2004 and increasing gross margin by $27 million in 2003.

Operation and Maintenance

Operation and maintenance expense was $65 million in the third quarter of 2004, compared to $67 million in the same period of 2003. Excluding severance charges, operation and maintenance expense would have been $66 million in the third quarter of 2003.

Operation and maintenance expense was $173 million for the first nine months of 2004, compared to $191 million for the same period of 2003. Excluding severance charges, operation and maintenance expense would have been $168 million for the first nine months of 2004, compared to $190 million for the same period of 2003. The reduction was primarily due to lower staffing levels and reduced expenditures from cost improvement initiatives, partially offset by higher gross receipts taxes.

Selling and Marketing

Selling and marketing expense was $22 million in the third quarter of 2004, compared to $26 million in the same period of 2003. Both periods include severance charges of $1 million. The reduced expense was primarily the result of decreased advertising and marketing campaigns and reduced staffing levels from cost improvement initiatives.

Selling and marketing expense was $61 million for the first nine months of 2004, compared to $75 million for the same period of 2003. Excluding severance charges, selling and marketing expense would have been $59 million for the first nine months of 2004, compared to $74 million in 2003. The lower expense was primarily due to the factors mentioned above.

Bad Debt

Bad debt expense was $16 million in the third quarter of 2004, compared to $23 million in the same period of 2003. The reduction was primarily the result of improved collections.

Bad debt expense was $40 million for the first nine months of 2004, compared to $52 million for the same period of 2003. The reduction was primarily the result of improved collections.

WHOLESALE

Wholesale contribution margin was $251 million in the third quarter of 2004, compared to $256 million in the same period of 2003. Excluding the items in the table below, wholesale contribution margin would have been $233 million in the third quarter of 2004, compared to $301 million in 2003. The reduction was primarily the result of lower gross margins.

Wholesale contribution margin was $437 million for the first nine months of 2004, compared to $433 million for the same period of 2003. Excluding the items in the table below, wholesale contribution margin would have been $396 million in the first nine months of 2004, compared to $425 million in 2003. The reduction was primarily the result of lower gross margins.

Wholesale Contribution Margin

	Third Quarter		Nine Months Ended September 30,
($ millions)	2004	2003	2004	2003
Adjusted contribution margin	$233	$301	$396	$425
Gross margin: changes in California-related receivables and reserves	(4)	—	22	75
Gross margin: non-trading unrealized energy derivative gains (losses)	32	(3)	38	(25)
Gross margin: FERC settlement in October 2003 and adjustment in 2004	(12)	(37)	(12)	(37)
Gross margin: Liberty adjustment	9	3	18	17
Liberty adjustment (excluding gross margin impacts)	(6)	(4)	(14)	(12)
Severance and restructuring adjustments	(1)	(4)	(11)	(10)

Contribution margin	$251	$256	$437	$433

Gross Margin

Wholesale gross margin was $397 million in the third quarter of 2004, compared to $406 million in the same period of 2003. Excluding the gross margin items detailed in the table above, wholesale gross margin would have been $372 million in the third quarter of 2004, compared to $443 million in 2003. The third quarter of 2004 included $1 million of gross margin resulting from legacy trading positions compared to $26 million in the third quarter of 2003. A $12 million improvement in gross margin from the New York region and an $11 million improvement from the West region were offset by a reduction in gross margin in the Mid-Atlantic and Mid-Continent regions of $40 million and $22 million, respectively. Gross margin in 2004 from other regions declined a total of $7 million compared to 2003.

Wholesale gross margin was $938 million for the first nine months of 2004, compared to $922 million for the same period of 2003. Excluding the gross margin items detailed in the table above, wholesale gross margin would have been $872 million for the first nine months of 2004, compared to $892 million in 2003. The first nine months of 2003 included an $80 million trading loss in February 2003. Also affecting gross margin was a $63 million improvement from the New York region, which was offset by reduced gross margins from the Mid-Atlantic and Mid-Continent regions of $84 million and $44 million, respectively.

Operation and Maintenance

Operation and maintenance expense was $146 million in the third quarter of 2004, compared to $158 million in the same period of 2003. Excluding severance charges and expenses associated with the Liberty power generation facility (Liberty), operation and maintenance expense would have been $139 million for the third quarter of 2004, compared to $151 million in 2003. The reduction was primarily related to lower staffing levels and reduced expenditures from cost improvement initiatives. This reduction was partially offset by expenses associated with planned and unplanned power plant outages and expenses related to three power plants, which began commercial operation during and after the third quarter of 2003.

Operation and maintenance expense was $504 million for the first nine months of 2004, compared to $489 million for the same period of 2003. Excluding severance charges and expenses associated with Liberty, operation and maintenance expense would have been $479 million for the first nine months of 2004, compared to $473 million in 2003. In addition to the issues discussed for the third quarter, higher expenses due to increased property taxes were partially offset by reduced operation and maintenance expense associated with previously retired and mothballed power plants.

Bad Debt

There was no bad debt expense for the wholesale segment in the third quarter of 2004, compared to ($8) million in the same period of 2003. Excluding the bad debt expense associated with Liberty, bad debt expense for the third quarter of 2003 would have been ($9) million. The reduction in 2003 was primarily due to a change in methodology for calculating bad debt expense and a change in customer base, which had improved credit.

Bad debt expense was ($3) million for the first nine months of 2004, compared to no bad debt expense for the same period of 2003. Excluding the bad debt expense associated with Liberty, the bad debt expense would have been ($6) million for the first nine months of 2003. There was no bad debt expense associated with Liberty for the first nine months of 2004.

OTHER GENERAL AND ADMINISTRATIVE

Other general and administrative expense was $52 million in the third quarter of 2004, compared to $63 million in the same period of 2003. Excluding severance and restructuring charges, other general and administrative expense would have been $42 million in the third quarter of 2004, compared to $57 million in 2003. The reduced expense was primarily the result of lower staffing levels, cost improvement initiatives and reduced rent expenses.

Other general and administrative expense was $152 million for the first nine months of 2004, compared to $194 million for the same period of 2003. Excluding severance and restructuring charges, other general and administrative expense would have been $130 million for the first nine months of 2004, compared to $173 million in 2003. The lower expense was primarily due to the factors listed above (except rent expenses) and reduced costs related to the company’s 2003 debt financings.

DEPRECIATION AND AMORTIZATION

Depreciation and amortization expense was $132 million in the third quarter of 2004, compared to $130 million in the same period of 2003. Excluding the items detailed in the table below, depreciation and amortization would have been $130 million in the third quarter of 2004, compared to $114 million in 2003. The higher expense was primarily due to increased amortization of emissions credits and increased depreciation expense associated with the commercial operation of three power plants, which began commercial operation during and after the third quarter of 2003.

Depreciation and amortization expense was $374 million for the first nine months of 2004, compared to $304 million for the same period of 2003. Excluding the items detailed in the table below, depreciation and amortization expense would have been $339 million for the first nine months of 2004, compared to $283 million in 2003. The increase was primarily related to the factors described above for the third quarter and the write-off of software development costs.

Depreciation and Amortization

	Third Quarter		Nine Months Ended September 30,
($ millions)	2004	2003	2004	2003
Adjusted depreciation and amortization	$130	$114	$339	$283
Equipment impairment related to turbines and generators	—	—	16	—
Accelerated depreciation on retired generation assets	—	14	12	14
Liberty adjustment	2	2	7	7

Depreciation and amortization	$132	$130	$374	$304

INTEREST EXPENSE, NET

Interest expense, net was $95 million in the third quarter of 2004, compared to $139 million in the same period of 2003. Excluding the items detailed in the table below, interest expense, net would have been $99 million in the third quarter of 2004 compared to $135 million in 2003. Interest expense in the 2003 period included a write-off of deferred financing costs totaling $28 million. Lower interest expense due to reduced debt levels was partially offset by a reduction in capitalized interest.

Interest expense, net was $283 million for the first nine months of 2004, compared to $304 million for the same period of 2003. Excluding the items detailed in the table below, interest expense, net would have been $280 million for the first nine months of 2004, compared to $301 million in 2003. The reduction was primarily related to the items discussed above, partially offset by higher interest rates resulting from 2003 refinancings.

Interest Expense, Net

	Third Quarter		Nine Months Ended September 30,
($ millions)	2004	2003	2004	2003
Adjusted interest expense, net	$99	$135	$280	$301
California-related interest income	(10)	—	(13)	(10)
Liberty adjustment	6	4	16	13

Interest expense, net	$95	$139	$283	$304

DISCONTINUED OPERATIONS

Effective May 2004, Reliant Energy began reporting its New York hydropower plants and Carr Street facility as discontinued operations for 2004 and all prior periods. The after-tax gain on the sale of these assets was approximately $110 million, which includes allocated goodwill of $42 million. In addition, this transaction results in a tax benefit to be realized in discontinued operations of $103 million related to the previous sale of our European energy operations. The sale was completed in September.

OUTLOOK FOR 2004

Reliant Energy’s 2004 outlook for adjusted income per share from continuing operations remains $0.25. Adjusted income per share from continuing operations is a non-GAAP financial measure. A reconciliation of this measure to GAAP is presented below.

2004 Adjusted Income Per Share From Continuing Operations

Outlook Reconciliation

2004
Adjusted income from continuing operations	$0.25
Gains recorded prior to 2003 that were realized/collected (EITF No. 02-03) (full year impact)	(0.04)
Changes in California-related receivables and reserves (including interest) [a]	0.08
Non-trading unrealized energy derivative losses in the first nine months of 2004 [a,b]	(0.22)
Gain on sale of Enron claim	0.06
FERC settlement in October 2003 and adjustment in 2004 [a]	(0.03)
Severance and restructuring costs in the first nine months of 2004 [c]	(0.08)
Equipment impairment related to turbines and generators [a]	(0.03)
Accelerated depreciation on retired generation assets [a]	(0.03)

Loss from continuing operations (on GAAP basis) [d]	($0.04)

(a) There are no GAAP financial measures accessible on a forward-looking basis for future non-trading unrealized energy derivative gains/losses, mothball/retirements, impairments, legal and regulatory settlements or potential asset sales. The company cannot estimate at this time the impact of such charges and expenses; however, these items could be material to future reported earnings.

(b) The non-trading unrealized energy derivative losses are primarily due to unrealized losses on short natural gas positions recognized in 2004 as a result of an increase in forward natural gas prices. In certain cases, the company enters into commitments to purchase power capacity prior to determining the prices and other terms of the retail sales commitments for which the capacity is being purchased. Until these retail sales commitments are established, the company may be exposed to changes in power capacity prices and natural gas prices. The company often enters into “short” contracts to sell natural gas in order to offset the “long” position in power capacity.

(c) During the first nine months of 2004, the company incurred restructuring and severance costs of $0.08 per share. The company estimates that charges and expenses associated with the implementation of cost reductions and restructuring activities could range from $0.09 to $0.11 per share for the full year of 2004.

(d) Excludes loss associated with Liberty of $0.04 per share for the first nine months of 2004. In October 2004, Reliant Energy agreed on the principal terms and conditions for a transfer of its interest in the Liberty generating station, including its non-recourse, project-finance debt, with Liberty’s lenders. The transfer is expected to be completed in the fourth quarter of 2004. Upon completion of the transfer, Liberty’s results of operations will be reclassified to discontinued operations. In the fourth quarter of 2004, the company expects to record a pre-tax loss of approximately $75 million in discontinued operations reflecting the impairment of Liberty’s net book value.

Non-GAAP Financial Information

This press release discloses various non-GAAP financial measures as defined by SEC Regulation G, including “adjusted income per share from continuing operations,” “adjusted contribution margin” and “adjusted gross margin.” A reconciliation of the differences between these financial measures and the most directly comparable measure or measures calculated and presented in accordance with GAAP is included in the financial tables attached at the end of this press release. A statement disclosing the utility and purposes of these measures is set forth in Item 2.02 to the company’s Current Report on Form 8-K accompanying the earnings release.

Webcast of Earnings Conference Call

Reliant Energy has scheduled its third-quarter 2004 earnings conference call for Wednesday, November 3, 2004, at 10 a.m. Central Standard Time. Interested parties may listen to a live audio broadcast of the conference call at www.reliant.com/corporate. A replay of the call can be accessed approximately two hours after the completion of the call. Reliant Energy will use a slide presentation to facilitate the conference call discussion. A copy of the presentation may be obtained via the company’s Website in the investor relations section.

Reliant Energy, Inc., based in Houston, Texas, provides electricity and energy services to retail and wholesale customers in the U.S. The company provides a complete suite of energy products and services to more than 1.8 million electricity customers in Texas ranging from residences and small businesses to large commercial, industrial and institutional customers. Reliant also serves commercial and industrial clients in the PJM (Pennsylvania, New Jersey, Maryland) Interconnection. The company has approximately 19,000 megawatts of power generation capacity in operation, under construction or under contract. For more information, visit our Website at www.reliant.com/corporate.

This news release contains “forward-looking statements.” Forward-looking statements are statements that contain projections about our revenues, income, earnings and other financial items, our plans and objectives for the future, future economic performance, or other projections or estimates about our assumptions relating to these types of statements. These statements usually relate to future events and anticipated revenues, earnings, business strategies, competitive position or other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words. However, the absence of these words does not mean that the statements are not forward-looking.

We have based our forward-looking statements on management’s beliefs and assumptions based on information available to management at the time the statements are made. Actual results may differ materially from those expressed or implied by forward-looking statements as a result of many factors or events, including legislative and regulatory developments, the outcome of pending lawsuits, governmental proceedings and investigations, the effects of competition, financial market conditions, access to capital, the timing and extent of changes in commodity prices and interest rates, weather conditions, changes in our business plan and other factors we discuss in our other filings with the Securities and Exchange Commission.

Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

###

Reliant Energy, Inc. and Subsidiaries

Consolidated Statements of Operations

(Thousands of Dollars, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues:
Revenues (including $(8,567), $(13,837), $(22,259) and $(27,906) unrealized losses)	$2,807,314	$3,659,450	$6,721,071	$8,863,198
Trading margins	1,192	26,356	(1,468)	(44,943)

Total Revenues	2,808,506	3,685,806	6,719,603	8,818,255

Expenses:
Fuel and cost of gas sold (including $42,270, $8,437, $64,598 and $420 unrealized gains)	473,466	373,120	1,194,636	1,013,415
Purchased power (including $(88,789), $1,099, $(147,585) and $(5,958) unrealized (losses) gains)	1,626,697	2,382,556	3,906,096	5,925,004
Accrual for payment to CenterPoint Energy, Inc.	(58)	—	1,600	46,700
Operation and maintenance	211,235	225,037	676,958	679,770
Selling and marketing	22,774	26,208	61,701	74,761
Bad debt expense	16,447	15,461	36,755	52,305

Total	2,350,561	3,022,382	5,877,746	7,791,955

Contribution Margin	457,945	663,424	841,857	1,026,300

Other general and administrative	51,410	63,290	151,673	195,109
Loss on sales of receivables	14,491	6,784	33,741	14,658
Gain on sale of counterparty claim	(30,000)	—	(30,000)	—
Wholesale energy goodwill impairment	—	985,000	—	985,000
Depreciation	96,559	101,906	320,252	259,216
Amortization	34,364	27,772	53,709	44,687

Total	166,824	1,184,752	529,375	1,498,670

Operating Income (Loss)	291,121	(521,328)	312,482	(472,370)

Other Income (Expense):
Gains (losses) from investments, net	612	(253)	(53)	1,602
Income (loss) of equity investments, net	344	2,982	(9,244)	(617)
Other, net	777	3,242	4,654	6,102

Earnings (Loss) Before Interest and Taxes	292,854	(515,357)	307,839	(465,283)

Interest expense	(111,510)	(143,426)	(312,138)	(327,579)
Interest income	16,602	4,543	29,133	23,676

Income (Loss) from Continuing Operations Before Income Taxes	197,946	(654,240)	24,834	(769,186)
Income tax expense	77,561	135,644	19,726	103,745

Income (Loss) from Continuing Operations	120,385	(789,884)	5,108	(872,931)

Income (loss) from discontinued operations before income taxes	200,197	(108,128)	191,297	(423,348)
Income tax (benefit) expense	(24,454)	18,327	(31,294)	54,316

Income (loss) from discontinued operations	224,651	(126,455)	222,591	(477,664)
Income (Loss) Before Cumulative Effect of Accounting Changes	345,036	(916,339)	227,699	(1,350,595)
Cumulative effect of accounting changes, net of tax	—	—	7,290	(24,055)

Net Income (Loss)	$345,036	$(916,339)	$234,989	$(1,374,650)

Basic Earnings (Loss) Per Share:
Income (loss) from continuing operations	$0.40	$(2.68)	$0.02	$(2.98)
Income (loss) from discontinued operations	0.76	(0.43)	0.75	(1.64)
Cumulative effect of accounting changes, net of tax	—	—	0.02	(0.08)

Net income (loss)	$1.16	$(3.11)	$0.79	$(4.70)

Diluted Earnings (Loss) Per Share:
Income (loss) from continuing operations	$0.37	$(2.68)	$0.02	$(2.98)
Income (loss) from discontinued operations	0.67	(0.43)	0.73	(1.64)
Cumulative effect of accounting changes, net of tax	—	—	0.02	(0.08)

Net income (loss)	$1.04	$(3.11)	$0.77	$(4.70)

Weighted Average Common Shares Outstanding (in thousands):
—Basic	298,435	294,373	297,040	292,705
—Diluted	334,476	294,373	303,768	292,705

Reference is made to Reliant Energy, Inc.'s Annual Report
on Form 10-K for the year ended December 31, 2003.

Reliant Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

As Reported	Three Months Ended September 30, 2004
	Retail Energy	Wholesale Energy	Other Operations	Eliminations	Consolidated
Revenues:
Revenues	$1,969	$949	$—	$(110)	$2,808
Trading margins	—	1	—	—	1

Total	1,969	950	—	(110)	2,809

Operating Expenses:
Fuel and cost of gas sold	—	474	—	—	474
Purchased power	1,657	79	—	(110)	1,626

Gross margin	312	397	—	—	709

Operation and maintenance	65	146	—	—	211
Selling and marketing	22	—	—	—	22
Bad debt expense	16	—	—	—	16

Contribution margin	$209	$251	$—	$—	460

Other general and administrative					52
Loss on sales of receivables					15
Gain on sale of counterparty claim					(30)
Depreciation and amortization					132

Total					169

Operating income					291

Income of equity investments, net					1
Other, net					1

Earnings before interest and income taxes					293

Interest expense					(111)
Interest income					16

Income from continuing operations before income taxes					198
Income tax expense					78

Income from continuing operations					120
Income from discontinued operations					225

Net Income					$345

Adjustments	Three Months Ended September 30, 2004
	Retail Energy	Wholesale Energy	Other Operations	Eliminations	Consolidated
Gross Margin (1) Adjustments:
Gains recorded prior to 2003 to be realized/collected in current period	$(1)	$—	$—	$—	$(1)
Changes in California-related receivables and reserves	—	4	—	—	4
Non-trading unrealized energy derivative losses (gains)	87	(32)	—	—	55
Adjustment to October 2003 FERC settlement	—	12	—	—	12
Liberty adjustment (2)	—	(9)	—	—	(9)

Total gross margin adjustments	86	(25)	—	—	61

Operating Expenses Adjustments:
Operation and maintenance adjustment—severance	—	(1)	—	—	(1)
Operation and maintenance adjustment—Liberty (2)	—	(6)	—	—	(6)
Selling and marketing adjustment—severance	(1)	—	—	—	(1)
Other general and administrative adjustment—severance					1
Other general and administrative adjustment—restructuring costs associated with lease on corporate headquarters					(11)
Gain on sale of counterparty claim					30
Depreciation and amortization adjustment—Liberty (2)					(2)
Interest expense adjustment—Liberty (2)					6
Interest income adjustment—California-related interest income					(10)
Income tax expense—tax adjustments, net					15
Income tax benefit—Liberty adjustment (2)					3

Adjusted Net Income	Three Months Ended September 30, 2004
	Retail Energy	Wholesale Energy	Other Operations	Eliminations	Consolidated
Adjusted gross margin (1)	$398	$372	$—	$—	$770
Operating Expenses:
Adjusted operation and maintenance	65	139	—	—	204
Adjusted selling and marketing	21	—	—	—	21
Bad debt expense	16	—	—	—	16

Adjusted contribution margin	$296	$233	$—	$—	529

Adjusted other general and administrative					42
Loss on sales of receivables					15
Adjusted depreciation and amortization					130

Total					187

Adjusted operating income					342

Income of equity investments					1
Other, net					1

Adjusted earnings before interest and income taxes					344

Adjusted interest expense					(105)
Adjusted interest income					6

Adjusted income from continuing operations before income taxes					245
Adjusted income tax expense					96

Adjusted income from continuing operations					149
Income from discontinued operations					225
Net loss from Liberty (2)					(2)

Adjusted Net Income					$372

(1)	Revenues less fuel and cost of gas sold and purchased power.
(2)	Liberty primarily includes the operations of Liberty Electric PA, LLC and Liberty Electric Power, LLC.

Reference is made to Reliant Energy, Inc.'s Annual Report

on Form 10-K for the year ended December 31, 2003.

Reliant Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

As Reported	Nine Months Ended September 30, 2004
	Retail Energy	Wholesale Energy	Other Operations	Eliminations	Consolidated
Revenues:
Revenues	$4,600	$2,365	$—	$(244)	$6,721
Trading margins	—	(1)	—	—	(1)

Total	4,600	2,364	—	(244)	6,720

Operating Expenses:
Fuel and cost of gas sold	—	1,195	—	—	1,195
Purchased power	3,919	231	—	(244)	3,906

Gross margin	681	938	—	—	1,619

Accrual for payment to CenterPoint Energy, Inc.	2	—	—	—	2
Operation and maintenance	173	504	—	—	677
Selling and marketing	61	—	—	—	61
Bad debt expense	40	(3)	—	—	37

Contribution margin	$405	$437	$—	$—	842

Other general and administrative					152
Loss on sales of receivables					34
Gain on sale of counterparty claim					(30)
Depreciation and amortization					374

Total					530

Operating income					312

Loss of equity investments, net					(9)
Other, net					5

Earnings before interest and income taxes					308

Interest expense					(312)
Interest income					29

Income from continuing operations before income taxes					25
Income tax expense					20

Income from continuing operations					5
Income from discontinued operations					223
Cumulative effect of accounting change, net of tax					7

Net Income					$235

Adjustments	Nine Months Ended September 30, 2004
	Retail Energy	Wholesale Energy	Other Operations	Eliminations	Consolidated
Gross Margin (1) Adjustments:
Gains recorded prior to 2003 to be realized/collected in current period	$16	$—	$—	$—	$16
Changes in California-related receivables and reserves	—	(22)	—	—	(22)
Non-trading unrealized energy derivative losses (gains)	143	(38)	—	—	105
Adjustment to October 2003 FERC settlement	—	12	—	—	12
Liberty adjustment (2)	—	(18)	—	—	(18)

Total gross margin adjustments	159	(66)	—	—	93

Operating Expenses Adjustments:
Accrual for payment to CenterPoint Energy, Inc. adjustment	(2)	—	—	—	(2)
Operation and maintenance adjustment—severance	(5)	(11)	—	—	(16)
Operation and maintenance adjustment—Liberty (2)	—	(14)	—	—	(14)
Selling and marketing adjustment—severance	(2)	—	—	—	(2)
Other general and administrative adjustment—severance					(11)
Other general and administrative adjustment—restructuring costs associated with lease on corporate headquarters					(11)
Gain on sale of counterparty claim					30
Depreciation and amortization adjustment—accelerated depreciation on retired generation assets					(12)
Depreciation and amortization adjustment—equipment impairment related to turbines and generators					(16)
Depreciation and amortization adjustment—Liberty (2)					(7)
Interest expense adjustment—Liberty (2)					16
Interest income adjustment—California-related interest income					(13)
Income tax expense—tax adjustments, net					52
Income tax benefit—Liberty adjustment (2)					8

Adjusted Net Income	Nine Months Ended September 30, 2004
	Retail Energy	Wholesale Energy	Other Operations	Eliminations	Consolidated
Adjusted gross margin (1)	$840	$872	$—	$—	$1,712
Operating Expenses:
Adjusted operation and maintenance	168	479	—	—	647
Adjusted selling and marketing	59	—	—	—	59
Bad debt expense	40	(3)	—	—	37

Adjusted contribution margin	$573	$396	$—	$—	969

Adjusted other general and administrative					130
Loss on sales of receivables					34
Adjusted depreciation and amortization					339

Total					503

Adjusted operating income					466

Loss of equity investments					(9)
Other, net					5

Adjusted earnings before interest and income taxes					462

Adjusted interest expense					(296)
Adjusted interest income					16

Adjusted income from continuing operations before income taxes					182
Adjusted income tax expense					80

Adjusted income from continuing operations					102
Income from discontinued operations					223
Net loss from Liberty (2)					(11)
Cumulative effect of accounting change, net of tax					7

Adjusted Net Income					$321

(1)	Revenues less fuel and cost of gas sold and purchased power.
(2)	Liberty primarily includes the operations of Liberty Electric PA, LLC and Liberty Electric Power, LLC.

Reference is made to Reliant Energy, Inc.'s Annual Report

on Form 10-K for the year ended December 31, 2003.

Reliant Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

As Reported	Three Months Ended September 30, 2003
	Retail Energy	Wholesale Energy	Other Operations	Eliminations	Consolidated
Revenues:
Revenues	$1,924	$1,800	$—	$(64)	$3,660
Trading margins	—	26	—	—	26

Total	1,924	1,826	—	(64)	3,686

Operating Expenses:
Fuel and cost of gas sold	—	373	—	—	373
Purchased power	1,400	1,047	—	(64)	2,383

Gross margin	524	406	—	—	930

Operation and maintenance	67	158	—	—	225
Selling and marketing	26	—	—	—	26
Bad debt expense	23	(8)	—	—	15

Contribution margin	$408	$256	$—	$—	664

Other general and administrative					63
Loss on sales of receivables					7
Wholesale energy goodwill impairment					985
Depreciation and amortization					130

Total					1,185

Operating loss					(521)

Income of equity investments, net					3
Other, net					3

Loss before interest and income taxes					(515)

Interest expense					(144)
Interest income					5

Loss from continuing operations before income taxes					(654)
Income tax expense					136

Loss from continuing operations					(790)
Loss from discontinued operations					(126)

Net Loss					$(916)

Adjustments	Three Months Ended September 30, 2003
	Retail Energy	Wholesale Energy	Other Operations	Eliminations	Consolidated
Gross Margin (1) Adjustments:
Gains recorded prior to 2003 to be realized/collected in current period	$19	$—	$—	$—	$19
Non-trading unrealized energy derivative losses	1	3	—	—	4
FERC settlement in October 2003	—	37	—	—	37
Liberty adjustment (2)	—	(3)	—	—	(3)

Total gross margin adjustments	20	37	—	—	57

Operating Expenses Adjustments:
Operation and maintenance adjustment—severance	(1)	(4)	—	—	(5)
Operation and maintenance adjustment—Liberty (2)	—	(3)	—	—	(3)
Selling and marketing adjustment—severance	(1)	—	—	—	(1)
Bad debt expense adjustment—Liberty (2)	—	(1)	—	—	(1)
Other general and administrative adjustment—severance					(6)
Wholesale energy goodwill impairment adjustment					(985)
Depreciation and amortization adjustment—accelerated depreciation on retired generation assets					(14)
Depreciation and amortization adjustment—Liberty (2)					(2)
Interest expense adjustment—Liberty (2)					4
Income tax expense—tax adjustments, net					32
Income tax benefit—Liberty adjustment (2)					3

Adjusted Net Income	Three Months Ended September 30, 2003
	Retail Energy	Wholesale Energy	Other Operations	Eliminations	Consolidated
Adjusted gross margin (1)	$544	$443	$—	$—	$987
Operating Expenses:
Adjusted operation and maintenance	66	151	—	—	217
Adjusted selling and marketing	25	—	—	—	25
Adjusted bad debt expense	23	(9)	—	—	14

Adjusted contribution margin	$430	$301	$—	$—	731

Adjusted other general and administrative					57
Loss on sales of receivables					7
Adjusted depreciation and amortization					114

Total					178

Adjusted operating income					553

Income of equity investments					3
Other, net					3

Adjusted income before interest and income taxes					559

Adjusted interest expense					(140)
Adjusted interest income					5

Adjusted income from continuing operations before income taxes					424
Adjusted income tax expense					171

Adjusted income from continuing operations					253
Loss from discontinued operations, net of tax					(126)
Net loss from Liberty (2)					(4)

Adjusted Net Income					$123

(1)	Revenues less fuel and cost of gas sold and purchased power.
(2)	Liberty primarily includes the operations of Liberty Electric PA, LLC and Liberty Electric Power, LLC.

Reference is made to Reliant Energy, Inc.'s Annual Report

on Form 10-K for the year ended December 31, 2003.

Reliant Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

As Reported	Nine Months Ended September 30, 2003
	Retail Energy	Wholesale Energy	Other Operations	Eliminations	Consolidated
Revenues:
Revenues	$4,551	$4,481	$—	$(169)	$8,863
Trading margins	—	(45)	—	—	(45)

Total	4,551	4,436	—	(169)	8,818

Operating Expenses:
Fuel and cost of gas sold	—	1,013	—	—	1,013
Purchased power	3,593	2,501	—	(169)	5,925

Gross margin	958	922	—	—	1,880

Accrual for payment to CenterPoint Energy, Inc.	47	—	—	—	47
Operation and maintenance	191	489	—	—	680
Selling and marketing	75	—	—	—	75
Bad debt expense	52	—	—	—	52

Contribution margin	$593	$433	$—	$—	1,026

Other general and administrative					194
Loss on sales of receivables					15
Wholesale energy goodwill impairment					985
Depreciation and amortization					304

Total					1,498

Operating loss					(472)

Gains from investments, net					2
Loss of equity investments, net					(1)
Other, net					6

Loss before interest and income taxes					(465)

Interest expense					(328)
Interest income					24

Loss from continuing operations before income taxes					(769)
Income tax expense					104

Loss from continuing operations					(873)
Loss from discontinued operations					(478)
Cumulative effect of accounting changes, net of tax					(24)

Net Loss					$(1,375)

Adjustments	Nine Months Ended September 30, 2003
	Retail Energy	Wholesale Energy	Other Operations	Eliminations	Consolidated
Gross Margin (1) Adjustments:
Gains recorded prior to 2003 to be realized/collected in current period	$50	$—	$—	$—	$50
Changes in California-related receivables and reserves	—	(75)	—	—	(75)
Non-trading unrealized energy derivative losses	8	25	—	—	33
FERC settlement in October 2003	—	37	—	—	37
Liberty adjustment (2)	—	(17)	—	—	(17)

Total gross margin adjustments	58	(30)	—	—	28

Operating Expenses Adjustments:
Accrual for payment to CenterPoint Energy, Inc. adjustment	(47)	—	—	—	(47)
Operation and maintenance adjustment—severance	(1)	(10)	—	—	(11)
Operation and maintenance adjustment—Liberty (2)	—	(6)	—	—	(6)
Selling and marketing adjustment—severance	(1)	—	—	—	(1)
Bad debt expense adjustment—Liberty (2)	—	(6)	—	—	(6)
Other general and administrative adjustment—severance					(21)
Wholesale energy goodwill impairment					(985)
Depreciation and amortization adjustment—accelerated depreciation on retired generation assets					(14)
Depreciation and amortization adjustment—Liberty (2)					(7)
Interest expense adjustment—Liberty (2)					13
Interest income adjustment—California-related interest income					(10)
Income tax expense—tax adjustments, net					51
Income tax benefit—Liberty adjustment (2)					6

Adjusted Net Loss	Nine Months Ended September 30, 2003
	Retail Energy	Wholesale Energy	Other Operations	Eliminations	Consolidated
Adjusted gross margin (1)	$1,016	$892	$—	$—	$1,908
Operating Expenses:
Adjusted operation and maintenance	190	473	—	—	663
Adjusted selling and marketing	74	—	—	—	74
Adjusted bad debt expense	52	(6)	—	—	46

Adjusted contribution margin	$700	$425	$—	$—	1,125

Adjusted other general and administrative					173
Loss on sales of receivables					15
Adjusted depreciation and amortization					283

Total					471

Adjusted operating income					654

Gains from investments, net					2
Loss of equity investments					(1)
Other, net					6

Adjusted earnings before interest and income taxes					661

Adjusted interest expense					(315)
Adjusted interest income					14

Adjusted income from continuing operations before income taxes					360
Adjusted income tax expense					161

Adjusted income from continuing operations					199
Loss from discontinued operations, net of tax					(478)
Net loss from Liberty (2)					(9)
Cumulative effect of accounting changes, net of tax					(24)

Adjusted Net Loss					$(312)

(1)	Revenues less fuel and cost of gas sold and purchased power.
(2)	Liberty primarily includes the operations of Liberty Electric PA, LLC and Liberty Electric Power, LLC.

Reference is made to Reliant Energy, Inc.'s Annual Report

on Form 10-K for the year ended December 31, 2003.

Reliant Energy, Inc. and Subsidiaries

Diluted EPS from Continuing Operations Reconciliation

(Dollars per diluted share)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Diluted:
Net income (loss) (per GAAP)	$1.04	$(3.11)	$0.77	$(4.70)
Cumulative effect of accounting changes, net of tax	—	—	(0.02)	0.08
(Income) loss from discontinued operations	(0.67)	0.43	(0.73)	1.64

Income (loss) from continuing operations (on GAAP basis)	0.37	(2.68)	0.02	(2.98)
Adjustments:
Gains recorded prior to 2003 to be realized/collected in current period	—	0.04	0.03	0.11
Changes in California-related receivables and reserves (including interest)	(0.01)	—	(0.08)	(0.19)
Non-trading unrealized energy derivative losses	0.10	—	0.21	0.07
Gain on sale of counterparty claim	(0.06)	—	(0.06)	—
FERC settlement in October 2003 and adjustment in 2004	0.02	0.08	0.03	0.08
Accrual for payment to CenterPoint Energy, Inc.	—	—	—	0.10
Restructuring costs associated with lease on corporate headquarters	0.02	—	0.02	—
Severance	—	0.03	0.06	0.07
Wholesale energy goodwill impairment	—	3.35	—	3.36
Equipment impairment related to turbines and generators	—	—	0.03	—
Accelerated depreciation on retired generation assets	—	0.03	0.03	0.03
Net loss from Liberty	0.01	0.01	0.04	0.03

Adjusted income from continuing operations	$0.45	$0.86	$0.33	$0.68

Reference is made to Reliant Energy, Inc.'s Annual Report

on Form 10-K for the year ended December 31, 2003.

Reliant Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Thousands of Dollars)

(Unaudited)

	September 30, 2004	December 31, 2003
ASSETS
Current Assets:
Cash and cash equivalents	$93,503	$146,244
Restricted cash	278,210	234,113
Accounts and notes receivable, principally customer, net	1,358,083	571,685
Notes receivable related to receivables facility	—	393,822
Net California receivables subject to refund	—	198,609
Inventory	258,403	266,430
Trading and derivative assets	290,233	493,046
Other current assets	790,026	321,562
Current assets of discontinued operations	—	66,324

Total current assets	3,068,458	2,691,835
Property, plant and equipment, gross	8,743,498	8,695,694
Accumulated depreciation	(946,967)	(705,149)

Property, Plant and Equipment, net	7,796,531	7,990,545

Other Assets:
Goodwill, net	440,534	482,534
Other intangibles, net	659,695	650,549
Net California receivables subject to refund	230,000	—
Trading and derivative assets	254,183	199,716
Restricted cash	29,808	36,916
Other long-term assets	604,182	640,908
Long-term assets of discontinued operations	—	617,828

Total other assets	2,218,402	2,628,451

Total Assets	$13,083,391	$13,310,831

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt and short-term borrowings	$688,976	$391,403
Accounts payable, principally trade	628,433	509,499
Trading and derivative liabilities	275,151	348,614
Accrual for payment to CenterPoint Energy, Inc.	176,600	175,000
Other current liabilities	577,847	515,349
Current liabilities of discontinued operations	—	61,109

Total current liabilities	2,347,007	2,000,974
Other Liabilities:
Trading and derivative liabilities	328,138	208,689
Other long-term liabilities	934,784	934,965
Long-term liabilities of discontinued operations	—	880,570

Total other liabilities	1,262,922	2,024,224

Long-term Debt	4,839,686	4,913,834
Commitments and Contingencies
Stockholders' Equity	4,633,776	4,371,799

Total Liabilities and Stockholders' Equity	$13,083,391	$13,310,831

Reference is made to Reliant Energy, Inc.'s Annual Report

on Form 10-K for the year ended December 31, 2003.

Reliant Energy, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Thousands of Dollars)

(Unaudited)

	Nine Months Ended September 30,
	2004	2003
Cash Flows from Operating Activities:
Net income (loss)	$234,989	$(1,374,650)
(Income) loss from discontinued operations	(222,591)	477,664

Net income (loss) from continuing operations and cumulative effect of accounting changes	12,398	(896,986)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Cumulative effect of accounting changes	(7,290)	24,055
Wholesale energy goodwill impairment	—	985,000
Depreciation and amortization	373,961	303,903
Deferred income taxes	8,835	30,735
Net unrealized gains on trading energy derivatives	(17,436)	(37,973)
Net unrealized losses on non-trading energy derivatives	105,246	33,444
Net amortization of contractual rights and obligations	(28,502)	(19,849)
Amortization of deferred financing costs	26,513	60,828
Accrual for payment to CenterPoint Energy, Inc.	1,600	46,700
Other, net	32,727	17,824
Changes in other assets and liabilities:
Restricted cash	(36,989)	(52,377)
Accounts and notes receivable and unbilled revenue, net	(337,477)	(97,867)
Cash proceeds from receivables facility, net	232,000	158,000
Inventory	7,197	15,139
Margin deposits on energy trading and hedging activities, net	(359,619)	224,707
Net non-trading derivative assets and liabilities	65,126	(99,611)
Prepaid lease obligation	(40,439)	(32,486)
Other current assets	(62,692)	(31,123)
Other assets	(56,522)	(93,111)
Accounts payable	117,979	(145,907)
Taxes payable/receivable	55,577	104,276
Other current liabilities	46,626	34,280
Other liabilities	2,466	24,289

Net cash provided by continuing operations from operating activities	141,285	555,890
Net cash used in discontinued operations from operating activities	(4,333)	(18,795)

Net cash provided by operating activities	136,952	537,095

Cash Flows from Investing Activities:
Capital expenditures	(148,470)	(466,101)
Restricted cash	—	(271,516)
Other, net	12,394	2,900

Net cash used in continuing operations from investing activities	(136,076)	(734,717)
Net cash provided by (used in) discontinued operations from investing activities	869,373	(22,505)

Net cash provided by (used in) investing activities	733,297	(757,222)

Cash Flows from Financing Activities:
Proceeds from long-term debt	—	1,612,109
Payments of long-term debt	(138,791)	(1,121,452)
Decrease in short-term borrowings and revolving credit facilities, net	(3,850)	(1,072,976)
Payments of financing costs	(144)	(183,280)
Other, net	25,797	7,530

Net cash used in continuing operations from financing activities	(116,988)	(758,069)
Net cash used in discontinued operations from financing activities	(806,002)	(13,934)

Net cash used in financing activities	(922,990)	(772,003)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	—	7,985

Net Change in Cash and Cash Equivalents	(52,741)	(984,145)
Cash and Cash Equivalents at Beginning of Period	146,244	1,114,850

Cash and Cash Equivalents at End of Period	$93,503	$130,705

Reference is made to Reliant Energy, Inc.'s Annual Report

on Form 10-K for the year ended December 31, 2003.

Reliant Energy, Inc. and Subsidiaries

Retail Operational Data

(Unaudited)

Retail Energy Revenues:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
	(in millions)		(in millions)
Retail energy revenues from end-use retail customers:
Texas:
Residential and small commercial	$1,232	$1,229	$2,780	$2,711
Large commercial, industrial and institutional	535	450	1,455	1,192
Outside of Texas:
Commercial, industrial and institutional	71	17	136	17

Total	1,838	1,696	4,371	3,920

Retail Energy revenues from resales of purchased power and other hedging activities	113	209	243	658
Market usage adjustments	17	42	2	31
Unrealized losses	—	(4)	—	(8)
Losses (gains) recorded prior to 2003 realized/collected in current periods	1	(19)	(16)	(50)

Total retail energy revenues	$1,969	$1,924	$4,600	$4,551

Retail Energy Operating Data:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
	(gigawatt hours)		(gigawatt hours)
Electricity Sales from End-Use Retail Customers:
Texas:
Residential:
Price-to-beat (1)	6,688	6,909	15,357	16,562
Non price-to-beat (2)	1,459	659	3,332	1,329

Total residential	8,147	7,568	18,689	17,891
Small commercial:
Price-to-beat (3)	2,071	3,201	5,671	8,593
Non price-to-beat (4)	631	337	1,436	722

Total small commercial	2,702	3,538	7,107	9,315
Large commercial, industrial and institutional (5)	8,747	8,142	23,389	21,134

Total Texas	19,596	19,248	49,185	48,340
Outside of Texas:
Commercial, industrial and institutional	1,261	327	2,448	327

Total Outside of Texas	1,261	327	2,448	327

Total	20,857	19,575	51,633	48,667

	September 30, 2004	December 31, 2003
	(in thousands, metered locations)
Retail Customers:
Texas:
Residential:
Price-to-beat (1)	1,335	1,395
Non price-to-beat (2)	306	222

Total residential	1,641	1,617
Small commercial:
Price-to-beat (3)	169	183
Non price-to-beat (4)	28	22

Total small commercial	197	205
Large commercial, industrial and institutional (5)	40	38

Total Texas	1,878	1,860
Outside of Texas:
Commercial, industrial and institutional (6)	1	—

Total Outside of Texas	1	—

Total	1,879	1,860

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
	(in thousands, metered locations)		(in thousands, metered locations)
Weighted Average Retail Customer Count:
Texas:
Residential:
Price-to-beat (1)	1,349	1,410	1,372	1,411
Non price-to-beat (2)	284	131	256	91

Total residential	1,633	1,541	1,628	1,502
Small commercial:
Price-to-beat (3)	171	202	175	206
Non price-to-beat (4)	27	7	27	6

Total small commercial	198	209	202	212
Large commercial, industrial and institutional (5)	40	36	39	32

Total Texas	1,871	1,786	1,869	1,746
Outside of Texas:
Commercial, industrial and institutional (7)	1	—	1	—

Total Outside of Texas	1	—	1	—

Total	1,872	1,786	1,870	1,746

(1)	In the Houston area, the Texas electric restructuring law currently requires us, as a former affiliate of the transmission and distribution utility in Houston, to sell electricity to residential customers only at a specified price or "price-to-beat."
(2)	Outside of the Houston area, we are generally permitted to sell electricity at unregulated prices to residential and small commercial customers, or non "price-to-beat."
(3)	Through December 17, 2003, the Texas electric restructuring law required us, as a former affiliate of the transmission and distribution utility in Houston, to sell electricity to small commercial customers at a specified price or "price-to-beat." As of that date, we had met the required threshold.
(4)	Beginning December 17, 2003, we were permitted to sell electricity at unregulated prices in the Houston area for our small commercial customers. Outside of the Houston area, we have been generally permitted to sell electricity at unregulated prices to small commercial customers. These descriptions of customers are collectively referred to as non "price-to-beat."
(5)	Includes volumes/customers of the Government Land Office for whom we provide services.
(6)	As of September 30, 2004 and December 31, 2003, our retail customer count for commercial, industrial and institutional customers outside of Texas was 1,342 and 195, respectively.
(7)	For the three months ended September 30, 2004 and 2003 and the nine months ended September 30, 2004 and 2003, our weighted average retail customer count for the periods for which we sold electricity to commercial, industrial and institutional customers outside of Texas was 1,138, 119, 533 and 119, respectively.

Reference is made to Reliant Energy, Inc.'s Annual Report

on Form 10-K for the year ended December 31, 2003.

Reliant Energy, Inc. and Subsidiaries

Wholesale Operational Data

(Unaudited)

Wholesale Energy Gross Margin:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
	(in millions)		(in millions)
West	$73	$62	$111	$104
Mid-Atlantic	63	103	219	303
New York	103	91	250	187
Southeast	6	4	13	14
Mid-Continent	106	128	211	255
ERCOT	17	17	52	48
Other	3	12	17	26

Adjusted Plant Gross Margin	371	417	873	937

Liberty gross margin	9	3	18	17
Changes in California-related receivables and reserves	(4)	—	22	75
FERC settlement in October 2003 and adjustment in 2004	(12)	(37)	(12)	(37)
Non-trading unrealized energy derivative gains (losses)	32	(3)	38	(25)

Plant Gross Margin	396	380	939	967

Trading margins	1	26	(1)	(45)

Total Wholesale Energy Gross Margin	$397	$406	$938	$922

Wholesale Energy Operating Data (1):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
	(gigawatt hours)		(gigawatt hours)
Wholesale net power generation volumes	13,051	13,115	32,234	32,577
Wholesale power purchase volumes	10,328	21,542	26,108	54,257

Wholesale power sales volumes (2)	23,379	34,657	58,342	86,834

(1)	These amounts exclude volumes associated with our discontinued operations.
(2)	These amounts include physically delivered volumes, physical transactions that are settled prior to delivery and hedge activity related to our power generation portfolio.

Reference is made to Reliant Energy, Inc.'s Annual Report

on Form 10-K for the year ended December 31, 2003.

Reliant Energy, Inc. and Subsidiaries

Long-term Power Sales Commitments as of September 30, 2004

(Unaudited)

				Contracted capacity (MW) (1)
Region	Deal type	Start date	Term (2)	2004	2005	2006	2007
Mid-Continent
Aurora	Capacity	5/15/2003	5 years	600	600	600	600
Aurora	Capacity	11/1/2002	2 years (May - Sept.)	65	—	—	—
Orion	Full requirements	4/28/2000	5 years	1,700	—	—	—
Orion	Energy	8/12/1997	8 years	100	100	—	—
Orion	Full requirements	6/1/2001	4 years	40	30	—	—
Orion	Full requirements	5/1/2004	1 year	150	110	—	—

				2,655	840	600	600
Mid-Atlantic
REMA	Energy/Capacity	6/1/2004	1 year	400	400	—	—
REMA	Energy/Capacity	6/1/2004	3 years	300	300	300	300
REMA	Energy/Capacity	6/1/2004	1 year	100	100	—	—
REMA	Energy/Capacity	6/1/2004	3 years	100	100	100	100
REMA	Energy/Capacity	7/1/2004	1 year	500	500	—	—
REMA	Energy/Capacity	7/1/2004	1 year	200	200	—	—
REMA	Energy/Capacity	2/1/2002	3 years	45	—	—	—
REMA	Energy/Capacity	1/1/2005	3 years	—	45	45	45
REMA	Full requirements	2/1/2004	5 years	35	35	35	35

				1,680	1,680	480	480
Southeast
Indian River	Capacity	10/1/2001	4 years	500	300	—	—
Osceola	Capacity	12/1/2001	5 years	330	330	330	—
Shady Hills (3)	Capacity	3/1/2002	5 years	474	474	474	474

				1,304	1,104	804	474
West
West	Capacity	6/1/2003	2 years (June - Sept.)	25	25	—	—
West	Capacity	4/1/2002	5 years (April - Sept.)	100	100	100	—
West	Capacity	1/1/2005	1 year	—	100	—	—
West	Capacity	10/1/2004	2 years	500	500	500	—
West	Capacity	6/1/2004	1 year	482	482	—	—
West	Capacity	1/1/2005	2 years	—	640	640	—
West	Capacity	12/18/2002	20 years	10	10	10	10

				1,117	1,857	1,250	10
ERCOT
Channelview	Capacity	6/26/2002	17 years	265	293	293	293

Total				7,021	5,774	3,427	1,857

(1)	Represents non over-the-counter power sales commitments with an original term of 1 year or more.
(2)	Term is rounded to the nearest full year.
(3)	Contracted capacity.

Reference is made to Reliant Energy, Inc.'s Annual Report

on Form 10-K for the year ended December 31, 2003.

Reliant Energy, Inc. and Subsidiaries

Net Generation Volumes (1)

(MWh)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
By region:	2004	2003	2004	2003
Mid-Continent	2,674,442	3,313,870	7,793,497	9,184,743
Mid-Atlantic	3,339,667	3,215,608	9,828,040	8,911,548
New York	1,339,566	1,350,107	3,152,550	2,792,300
Southeast	891,348	1,102,623	1,839,496	2,480,160
West	3,299,498	2,361,142	5,438,915	4,122,811
ERCOT	1,506,932	1,523,144	4,184,644	4,339,478

Total	13,051,453	12,866,494	32,237,142	31,831,040

	Three Months Ended September 30,		Nine Months Ended September 30,
By asset type:	2004	2003	2004	2003
Base load	8,214,397	8,195,966	23,108,921	22,897,200
Intermediate	4,083,768	3,764,030	7,738,137	7,269,051
Peaking	753,288	906,498	1,390,084	1,664,789

Total	13,051,453	12,866,494	32,237,142	31,831,040

(1)	Includes the effects of discontinued operations, retirements and mothball actions to date.

Reference is made to Reliant Energy, Inc.'s Annual Report

on Form 10-K for the year ended December 31, 2003.

Reliant Energy, Inc. and Subsidiaries

Mid-Continent Asset Summary

(Unaudited)

Unit Name	Summer/ Winter Average Capacity (MW)	Heat Rate (MMBtu/ MWh)	Q3 net generation volume (1) (MWh)		Q3 net capacity factor (2)(MWh)
			2004	2003	2004	2003
Base Load
Avon Lake 7 & 9	692	10.5	966,820	1,023,768	63%	67%
Cheswick 1	583	9.4	827,813	986,080	64%	77%
Elrama 1-4	487	11.7	287,273	518,718	27%	48%
New Castle 3-5	325	10.3	354,065	361,468	49%	50%
Niles 1-2	216	10.1	194,807	333,886	41%	70%

	2,303		2,630,778	3,223,920	52%	63%
Intermediate
Brunot Island CCGT	287	8.5	(718)	8,454	0%	1%
Peaking
Aurora 1-10	912	10.7	39,166	62,184	2%	3%
Avon Lake 10	29	14	246	334	0%	1%
Brunot Island 1A-1C	60	14.1	5	305	0%	0%
Ceredo 1-6	475	12.2	—	14,241	0%	1%
New Castle A-B	6	11.6	9	43	0%	0%
Niles A	30	14.2	(39)	31	0%	0%
Shelby 1-8	371	10.3	4,995	4,358	1%	1%

	1,883		44,382	81,496	1%	2%

Mid-Continent Total	4,473		2,674,442	3,313,870	27%	34%

(1)	Represents net generation assets only.
(2)	Capacity factor is the ratio of the actual net electricity generated to the energy that could have been generated at continuous full-power operation during the period.

Reference is made to Reliant Energy, Inc.'s Annual Report

on Form 10-K for the year ended December 31, 2003.

Reliant Energy, Inc. and Subsidiaries

Mid-Atlantic Asset Summary

(Unaudited)

Unit Name (3)	Summer/ Winter Average Capacity (3) (MW)	Heat Rate (3) (MMBtu/ MWh)	Q3 net generation volume (1) (3) (MWh)		Q3 net capacity factor (2) (3) (MWh)
			2004	2003	2004	2003
Base Load
Conemaugh 1-2 (16%)	280	9.6	597,292	552,119	97%	89%
Deep Creek 1-2	19	N/A	5,918	14,619	14%	35%
Keystone 1-2 (16%)	282	9.6	497,429	578,061	80%	93%
Piney Station 1-3	28	N/A	19,823	21,883	32%	35%
Portland 1&2	400	10.2	469,430	549,402	53%	62%
Seward 1	520	9.7	—	—	0%	0%
Shawville 1-4	608	10.2	749,007	868,735	56%	65%
Titus 1-3	246	11.1	293,465	320,106	54%	59%

	2,383		2,632,364	2,904,925	50%	55%
Intermediate
Gilbert CCGT	336	10.4	4,381	37,873	1%	5%
Gilbert 9	168	11.1	531	6,844	0%	2%
Hunterstown CCGT	795	7.7	121,428	21,671	7%	1%
Liberty	568	7	545,451	197,340	43%	16%
Portland 5	144	11.9	873	20,976	0%	7%

	2,011		672,664	284,704	15%	6%
Peaking
Blossburg 1	23	14.4	662	979	1%	2%
Gilbert 1-4	111	16.8	862	732	0%	0%
Glen Gardner 1-8	184	15	2,591	1,836	1%	0%
Hamilton 1	23	15.4	1,332	969	3%	2%
Hunterstown 1-3	71	16.7	7,124	1,618	5%	1%
Mountain 1-2	47	15.8	1,079	2,875	1%	3%
Orrtanna 1	23	15.3	625	627	1%	1%
Portland 3-4	40	15.4	127	287	0%	0%
Sayreville 1-4	264	18.5	9,700	4,962	2%	1%
Shawnee 1	23	15.7	40	25	0%	0%
Shawville 5-7	6	17.1	(13)	5	0%	0%
Tolna 1-2	47	15.3	2,037	4,614	2%	4%
Titus 4-5	35	17.1	74	2,895	0%	4%
Warren 3	68	15.9	(65)	1,451	0%	1%
Werner 1-4	252	17.4	8,374	2,030	2%	0%
Keystone 3-6	2	17.1	79	61	2%	1%
Conemaugh A-D	2	17.1	11	13	0%	0%

	1,221		34,639	25,979	1%	1%

Mid-Atlantic Total	5,615		3,339,667	3,215,608	27%	26%

(1)	Represents net generation assets only.
(2)	Capacity factor is the ratio of the actual net electricity generated to the energy that could have been generated at continuous full-power operation during the period.
(3)	Excludes (a) Wayne 1 of 66 MW, which was retired in May 2004, (b) Sayreville 4 & 5 of 232 MW, which were retired in February 2004 and (c) Seward 4 & 5 of 197 MW, which were retired in November 2003.

Reference is made to Reliant Energy, Inc.'s Annual Report

on Form 10-K for the year ended December 31, 2003.

Reliant Energy, Inc. and Subsidiaries

New York Asset Summary

(Unaudited)

	Summer/ Winter Average Capacity (MW)	Heat Rate (MMBtu/ MWh)	Q3 net generation volume (1) (MWh)		Q3 net capacity factor (2) (MWh)
Unit Name			2004	2003	2004	2003
Intermediate
Astoria 3-5	1,105	10.3	1,138,630	1,131,553	47%	46%
Peaking
Astoria 2	178	12.8	18,574	41,892	5%	11%
Gowanus 1-4	610	18.5	64,742	56,192	5%	4%
Narrows 1-2	317	18.5	117,620	120,470	17%	17%

	1,105		200,936	218,554	8%	9%

New York Total	2,210		1,339,566	1,350,107	27%	28%

(1)	Represents net generation assets only.
(2)	Capacity factor is the ratio of the actual net electricity generated to the energy that could have been generated at continuous full-power operation during the period.

Reference is made to Reliant Energy, Inc.'s Annual Report

on Form 10-K for the year ended December 31, 2003.

Reliant Energy, Inc. and Subsidiaries

Southeast Asset Summary

(Unaudited)

	Summer/ Winter Average Capacity (3) (MW)	Heat Rate (3) (MMBtu/ MWh)	Q3 net generation volume (1) (3) (MWh)		Q3 net capacity factor (2) (3) (MWh)
Unit Name (3)			2004	2003	2004	2003
Base Load
Sabine	54	10.0	84,758	72,704	71%	61%
Intermediate
Indian River 1-3	587	11.0	333,259	449,450	26%	35%
Peaking
Osceola 1-3	465	10.9	199,185	267,800	19%	26%
Shady Hills (4)	474	10.8	152,922	252,055	15%	24%
Vandolah (4)	630	10.8	121,224	60,614	9%	4%

	1,569		473,331	580,469	14%	17%

Southeast Total	2,210		891,348	1,102,623	18%	23%

(1)	Represents net generation assets only.
(2)	Capacity factor is the ratio of the actual net electricity generated to the energy that could have been generated at continuous full-power operation during the period.
(3)	Excludes Choctaw of 822 MW, which was mothballed in May 2004.
(4)	Under contract.

Reference is made to Reliant Energy, Inc.'s Annual Report

on Form 10-K for the year ended December 31, 2003.

Reliant Energy, Inc. and Subsidiaries

West Asset Summary

(Unaudited)

	Summer/ Winter Average Capacity (3) (MW)	Heat Rate (3) (MMBtu/ MWh)	Q3 net generation volume (1) (3) (MWh)		Q3 net capacity factor (2) (3) (MWh)
Unit Name (3)			2004	2003	2004	2003
Base Load
Bighorn CCGT	591	7.8	888,727	—	68%	0%
El Dorado CCGT	235	7.1	470,838	471,273	91%	91%

	826		1,359,565	471,273	75%	91%
Intermediate
Coolwater 1-2	146	10.5	17,967	42,949	6%	13%
Coolwater 3-4	476	9.9	287,253	470,831	27%	45%
Etiwanda 3-4	640	10	212,515	201,543	15%	14%
Mandalay 1-2	430	9.7	298,834	315,340	31%	33%
Ormond Beach 1-2	1,516	9.6	1,123,364	859,206	34%	26%

	3,208		1,939,933	1,889,869	27%	27%

West Total	4,034		3,299,498	2,361,142	37%	27%

(1)	Represents net generation assets only.
(2)	Capacity factor is the ratio of the actual net electricity generated to the energy that could have been generated at continuous full-power operation during the period.
(3)	Excludes (a) retired capacity at Etiwanda 1, 2 and 5 of 382 MW, (b) mothballed capacity at Mandalay 3 of 130 MW and (c) mothballed capacity at Ellwood of 54 MW. Etiwanda 3 and 4 were mothballed in November 2003 and were returned to service September 2004 and July 2004, respectively, under a reliability-must-run contract with the California Independent System Operator through the end of 2004.

Reference is made to Reliant Energy, Inc.'s Annual Report

on Form 10-K for the year ended December 31, 2003.

Reliant Energy, Inc. and Subsidiaries

ERCOT Asset Summary

(Unaudited)

	Summer/ Winter Average Capacity (MW)	Heat Rate (MMBtu/ MWh)	Q3 net generation volume (1) (MWh)		Q3 net capacity factor (2) (MWh)
Unit Name			2004	2003	2004	2003
Base Load
Channelview	805	6.6	1,466,289	1,491,419	82%	84%
Landfill Gas	26	11.0	40,643	31,725	71%	55%

ERCOT Total	831		1,506,932	1,523,144	82%	83%

(1)	Represents net generation assets only.
(2)	Capacity factor is the ratio of the actual net electricity generated to the energy that could have been generated at continuous full-power operation during the period.

Reference is made to Reliant Energy, Inc.'s Annual Report

on Form 10-K for the year ended December 31, 2003.

FOR ADDITIONAL INQUIRIES PLEASE CONTACT:

Stephanie Slavin

(713) 497-6983